Exhibit 99.1

Great-West Financial® President and CEO Mitchell Graye to retire in May

GREENWOOD VILLAGE, Colo., Feb. 13, 2014 — Great-West Financial President and CEO Mitchell T.G. Graye announced today that he plans to retire May 8 following parent company Great-West Lifeco Inc.’s annual meeting. “After more than 35 years in the business world, including 20-plus with the group of Great-West companies, I’m looking forward to the next phase of life,” Mr. Graye said.

Mr. Graye will continue to lead Great-West Financial until his retirement. Meanwhile, succession planning is underway, with his successor to be announced prior to the May annual meeting.

Mr. Graye joined The Great-West Life Assurance Company in 1993 in Winnipeg, Manitoba, as Senior Vice President and Chief Financial Officer. He relocated to metro Denver in 1997 when he joined Great-West Life & Annuity Insurance Company as Senior Vice President and Chief Financial Officer. In 2008, he was appointed President and CEO of Great-West Life & Annuity.

Mr. Graye played a key role in several company initiatives. For example, in 2008, the company repositioned itself when it sold its healthcare business — allowing the organization to concentrate on growing its financial services businesses.

“Mitchell’s contribution to Great-West Financial and the entire Great-West Lifeco organization has been substantial throughout his time with the company,” said Jeff Orr, Chairman of the Board of Great-West Lifeco.

In 2009, Mr. Graye and his leadership team began executing on a five-year business plan that has positioned the company well for continued growth. In 2012, he and company executives led the company’s rebranding efforts under the Great-West Financial® brand.

“Mitchell has been instrumental in moving Great-West Financial forward and positioning it for continued future success,” said Paul Mahon, President and Chief Executive Officer of Great-West Lifeco.

“I’ve enjoyed working with the staff at Great-West Financial. We have a solid leadership team in place and have accomplished many great things over the past 17 years. I’m confident the company will continue to evolve and succeed,” Mr. Graye said.

More information on Great-West Financial can be found here.

About Great-West Financial

Great-West Financial® is a registered mark of Great-West Life & Annuity Insurance Company. Headquartered in metro Denver, Great-West Financial administers $243.5 billion in assets for its 5.4 million retirement, insurance and annuity customers.

Great-West Financial is the nation’s second largest underwriter of life insurance sold through banks (BISRA Life Report, Third Quarter 2013, based on total premiums at Sept. 30, 2013) and fourth-largest retirement plan record keeper (PLANSPONSOR, June 2013, based on total

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

8515 E. ORCHARD ROAD · GREENWOOD VILLAGE, CO 80111 · (303) 737-3000

participant accounts at Dec. 31, 2012). It is an indirect, wholly owned subsidiary of Great-West Lifeco Inc. and “A Member of the Power Financial Corporation Group of Companies” ®.

Great-West Financial® refers to products and services provided by Great-West Life & Annuity Insurance Company (GWL&A), Corporate Headquarters: Greenwood Village, CO, its subsidiaries and affiliates. The Great-West Family of Companies refers to products and services offered through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company, Irish Life Group Limited, GWL&A, FASCore, LLC (FASCore Administrators, LLC in California), EMJAY Corporation, Great-West Trust Company, LLC, Great-West Funds, Inc., Putnam Investments, LLC, and their affiliates and subsidiary companies. Recordkeeping information and rankings reflect all recordkeeping customers of GWL&A subsidiary FASCore, LLC: those of institutional partners, third-party administrator clients and Great-West Financial. The trademarks, logos, and registered marks used are owned by GWL&A. “A Member of the Power Financial Corporation Group of Companies” is the registered mark of Power Corporation of Canada.

Contact:
Molly Schlax	Lisa Gigax
FleishmanHillard	Director, Corporate Communications
O: 312-729-3661	Great-West Financial
M: 847-309-9552	O: (303) 737-6290
Molly.Schlax@fleishman.com	lisa.gigax@greatwest.com